UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 2, 2017 (September 26, 2017)

Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

151 Farmington Avenue, Hartford, CT	06156
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(860) 273-0123

Former name or former address, if changed since last report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Sharon A. Virag has notified Aetna Inc. ("Aetna") that she intends to leave Aetna effective November 1, 2017. Ms. Virag will continue to serve as Aetna's Vice President, Controller and Chief Accounting Officer through October 31, 2017.

Heather Dixon has been appointed Vice President, Controller and Chief Accounting Officer of Aetna effective November 1, 2017. Ms. Dixon will report to Aetna’s Executive Vice President and Chief Financial Officer effective November 1, 2017.

Ms. Dixon, age 45, is a certified public accountant and joined Aetna as Vice President, Assistant Controller in August, 2016. Prior to joining Aetna, Ms. Dixon served as Vice President, Assistant Controller of PepsiCo, Inc., a global food and beverage company, a position she held since August, 2015. Prior to PepsiCo, Inc., she was with American Express Company, a multinational financial services company, where she held a number of positions of increasing responsibility from 2005 to 2015. Ms. Dixon started her financial career in public accounting, where she held various audit and transaction advisory roles with PricewaterhouseCoopers from 1995 to 2005.

Effective November 1, 2017, Ms. Dixon’s base salary will be $330,000, and her full-year annual bonus opportunity at target performance will be 50% of her base salary. Beginning in 2018, Ms. Dixon’s full-year annual equity compensation opportunity at target performance will be 70% of her base salary. Ms. Dixon’s bonus opportunity for calendar year 2017 will be pro-rated based on the date of her appointment as Vice President, Controller and Chief Accounting Officer. Ms. Dixon will not receive any equity compensation grant in connection with such appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aetna Inc.

Date: October 2, 2017	By:	/s/ Sharon A. Virag
Name: Sharon A. Virag
Title: Vice President, Controller and Chief Accounting Officer